Exhibit 10.1

REVOLVING CREDIT LOAN MODIFICATION AGREEMENT, dated as of August 23, 2012 (this “Agreement”), relating to the FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, as further amended and restated on October 22, 2010, as further amended and restated on September 30, 2011, and as further amended on October 6, 2011 and May 8, 2012 (the “Existing Credit Agreement” and as amended and restated in accordance with Section 2(f) below, the “Restated Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and L/C Issuer, UBS LOAN FINANCE LLC, as Swing Line Lender, the Lenders from time to time party thereto, UBS SECURITIES LLC, as the Revolving Credit Loan Modification Offer Arranger (as defined below), and the other parties thereto.

A. Pursuant to Section 2.17 of the Existing Credit Agreement, the Borrower made, by notice to the Administrative Agent, the Revolving Credit Loan Modification Offer Arranger and each of the Revolving Credit Lenders, a Revolving Credit Loan Modification Offer to all of the Revolving Credit Lenders to make certain Permitted Amendments as described herein and therein.

B. The Revolving Credit Lenders party hereto (the “Accepting Revolving Credit Lenders”) are willing to agree to such Permitted Amendments as of the Revolving Credit Loan Modification Effective Date (as defined below), on the terms and subject to the conditions set forth herein and in the Restated Credit Agreement.

C. The existing Non-Extended Revolving Credit Lenders who have an entry opposite their names on Schedule 2.01 hereto under the heading “Extended 2012 Dollar Revolving Credit Commitments” (such Lenders being collectively referred to as the “Extended 2012 Dollar Revolving Credit Lenders”) have agreed to extend the Maturity Date of their Non-Extended Dollar Revolving Credit Commitments in the principal amounts reflected for each such Lender under such heading (the Non-Extended Dollar Revolving Credit Commitments so extended being collectively referred to as the “Extended 2012 Dollar Revolving Credit Commitments”, and any Dollar Revolving Credit Loan made from such Extended 2012 Dollar Revolving Credit Commitments being collectively referred to as the “Extended 2012 Dollar Revolving Credit Loans”), in each case on the terms and subject to the conditions set forth herein.

D. The existing Non-Extended Alternative Currency Revolving Credit Lenders who have an entry opposite their names on Schedule 2.01 hereto under the heading “Extended 2012 Alternative Currency Revolving Credit Commitments” a (such Lenders being collectively referred to as the “Extended 2012 Alternative Currency Revolving Credit Lenders”) have agreed to extend the Maturity Date of their Non-Extended Alternative Currency Revolving Credit Commitments in the principal amounts reflected for each such Lender under such heading (the Non-Extended Alternative Currency Revolving Credit Commitments so extended being collectively referred to as the “Extended 2012 Alternative Currency Revolving Credit Commitments”, and any Alternative Currency Revolving Credit Loan made from such Extended 2012 Alternative Currency Revolving Credit Commitments being collectively referred to as the “Extended 2012 Alternative Currency Revolving Credit Loans”), in each case on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, the Administrative Agent, the Collateral Agent, the L/C Issuers, the Swing Line Lender, the Revolving Credit Loan Modification Offer Arranger and the Accepting Revolving Credit Lenders party hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Restated Credit Agreement. The provisions of Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. The term “Revolving Credit Loan Modification Offer Arranger” means UBS Securities LLC, in its capacity as the lead arranger for the Revolving Credit Loan Modification Offer contemplated by this Agreement.

SECTION 2. Concerning the Revolving Credit Commitments and the Revolving Credit Loans. (a) On the Revolving Credit Loan Modification Effective Date, the Dollar Revolving Credit Commitments of each Extended 2012 Dollar Revolving Credit Lender in an aggregate principal amount set forth on Schedule 2.01 under the heading “Extended 2012 Dollar Revolving Credit Commitments”, in each case opposite the name of such Lender, shall convert into Extended 2012 Dollar Revolving Credit Commitments of such Lender and shall continue to be in effect and outstanding under the Restated Credit Agreement on the terms and conditions set forth herein and therein.

(b) On the Revolving Credit Loan Modification Effective Date, the Alternative Currency Revolving Credit Commitments of each Extended 2012 Alternative Currency Revolving Credit Lender in an aggregate principal amount set forth on Schedule 2.01 under the heading “Extended 2012 Alternative Currency Revolving Credit Commitments”, in each case opposite the name of such Lender shall convert into Extended 2012 Alternative Currency Revolving Credit Commitments of such Lender and shall continue to be in effect and outstanding under the Restated Credit Agreement on the terms and conditions set forth herein and therein.

(c) The Dollar Revolving Credit Commitments and the Dollar Revolving Credit Loans of any Dollar Revolving Credit Lender that are not Extended 2012 Dollar Revolving Credit Commitments and Extended 2012 Dollar Revolving Credit Loans, respectively, shall continue to constitute “Non-Extended Dollar Revolving Credit Commitments”, “2015 Dollar Revolving Credit Commitments” or “Extended Dollar Revolving Credit Commitments” and “Non-Extended Dollar Revolving Credit Loans”, “2015 Dollar Revolving Credit Loans” or “Extended Dollar Revolving Credit Loans”, respectively, and the Alternative Currency Revolving Credit Commitments and the Alternative Currency Revolving Credit Loans of any Alternative Currency Revolving Credit Lender that are not Extended 2012 Alternative Currency Revolving Credit Commitments and Extended 2012 Alternative Currency Revolving Credit Loans, respectively, shall continue to constitute “Non-Extended Alternative Currency Revolving Credit Commitments”, “2015 Alternative Currency Revolving Credit Commitments” or “Extended Alternative Currency Revolving Credit Commitments” and “Non-Extended Alternative Currency Revolving Credit Loans”, “2015 Alternative Currency Revolving Credit Loans” or “Extended Alternative Currency Revolving Credit Loans”, respectively, in each case under the Restated Credit Agreement and shall continue to be in effect and outstanding under the Restated Credit Agreement on the terms and conditions set forth herein and therein.

(d) None of the transactions set forth in this Section 2 shall be deemed to be a conversion of any Revolving Credit Loan into a Loan of a different Type or with a different Interest Period or a payment or prepayment of any Revolving Credit Loan, and the parties hereto hereby agree that no breakage or similar costs will accrue solely as a result of the transactions contemplated by this Section 2.

(e) For all purposes of the Restated Credit Agreement and the other Loan Documents, the Extended 2012 Dollar Revolving Credit Commitments as defined herein shall constitute “Extended 2012 Dollar Revolving Credit Commitments” under the Restated Credit Agreement; the Extended 2012 Dollar Revolving Credit Loans as defined herein shall constitute “Extended 2012 Dollar Revolving Credit Loans” under the Restated Credit Agreement; the Extended 2012 Alternative Currency Revolving Credit Commitments as defined herein shall constitute “Extended 2012 Alternative Currency Revolving Credit Commitments” under the Restated Credit Agreement; and the Extended 2012 Alternative Currency Revolving Credit Loans as defined herein shall constitute “Extended 2012 Alternative Currency Revolving Credit Loans” under the Restated Credit Agreement.

(f) Upon the effectiveness of this Agreement, (i) the Existing Credit Agreement shall be amended and restated pursuant to Section 2.17 of the Existing Credit Agreement to read as set forth in Exhibit A hereto and (ii) Schedule 2.01 to the Existing Credit Agreement shall be replaced in its entirety and superseded by Schedule 2.01 hereto, which shall thereafter be Schedule 2.01 to the Restated Credit Agreement.

SECTION 3. Representations and Warranties. Holdings, Intermediate Parent, TDS Intermediate Parent and the Borrower hereby represent and warrant to each other party hereto that:

(a) The execution, delivery and performance by Holdings, Intermediate Parent, TDS Intermediate Parent and the Borrower of this Agreement, and the consummation of the transactions contemplated hereby, are within their respective corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of any such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Existing Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or which affects such Person or the properties of such Person or any of its Subsidiaries, or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or any of its properties is subject, or (iii) violate any material Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b) This Agreement has been duly executed and delivered by each of Holdings, Intermediate Parent, TDS Intermediate Parent and the Borrower, and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.

(c) None of the Collateral Documents in effect on the Revolving Credit Loan Modification Effective Date will be rendered invalid, non-binding or unenforceable against any Loan Party party thereto as a result of this Agreement. The Guarantees created under such Collateral Documents will continue to guarantee the Obligations (as the Obligations are modified hereunder) to the same extent as they guaranteed the Obligations immediately prior to the Revolving Credit Loan Modification Effective Date. Except as set forth in Section 5(d) below, (i) the Liens created under such Collateral Documents will continue to secure the Obligations (as the Obligations are modified hereunder), and will continue to be perfected, in each case, to the same extent as they secured the Obligations or were perfected immediately prior to the Revolving Credit Loan Modification Effective Date, and (ii) no further document, instrument or agreement, or any recording, filing, re-recording or re-filing of any such Collateral Document or any notice of a Lien created thereby, is required, as a result of this Agreement in order to maintain the effectiveness, perfection and priority of such Liens or to maintain the validity, binding effect or enforceability of such Guarantees.

(d) The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Restated Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Revolving Credit Loan Modification Effective Date (in each case, except to the extent that any representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates.

(e) After giving effect to this Agreement and the transactions contemplated hereby, no Default has occurred and is continuing.

SECTION 4. Effectiveness. This Agreement shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Revolving Credit Loan Modification Effective Date”):

(a) The Revolving Credit Loan Modification Offer Arranger shall have executed a counterpart hereof and shall have received duly executed counterparts of this Agreement that, when taken together, bear the signatures of Holdings, Intermediate Parent, TDS Intermediate Parent, the Borrower, the Administrative Agent, the Collateral Agent, the Revolving Credit Loan Modification Offer Arranger, each L/C Issuer, the Swing Line Lender, each Extended 2012 Dollar Revolving Credit Lender and each Extended 2012 Alternative Currency Revolving Credit Lender (it being understood that each Lender’s delivery of an executed signature page shall be irrevocable subject only to the satisfaction of the other conditions to effectiveness set forth in this Section 4).

(b) [Reserved.]

(c) The Revolving Credit Loan Modification Offer Arranger shall have received the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party:

(i) such documents and certificates as the Revolving Credit Loan Modification Offer Arranger may reasonably request relating to the organization, existence and good standing of each Loan Party party hereto, the authorization of the transactions contemplated hereby and any other legal matters relating to each Loan Party party hereto, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Revolving Credit Loan Modification Offer Arranger;

(ii) favorable legal opinions from (A) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Loan Parties, (B) Conyers Dill & Pearman Limited, special Bermuda counsel to Holdings, (C) Hassans, Gibraltar counsel to Intermediate Parent and (D) Arendt & Medernach, Luxembourg counsel to Intermediate Parent and TDS Intermediate Parent, in each case in form and substance reasonably satisfactory to the Revolving Credit Loan Modification Offer Arranger; and

(iii) a certificate from a Responsible Officer of the Borrower dated the Revolving Credit Loan Modification Effective Date, certifying as to the accuracy of the representations and warranties set forth in Section 3 hereof.

(d) [Reserved.]

(e) The Administrative Agent and the Revolving Credit Loan Modification Offer Arranger shall have received all other fees and other amounts due and payable to them in connection with this Agreement and invoiced before the Revolving Credit Loan Modification Effective Date, including reimbursement or payment of all reasonable documented out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by any Loan Party in connection with the Agreement.

SECTION 5. Effect of this Agreement; Revolving Credit Loan Modification Offer Arranger; Certain Authorizations. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Arrangers, the L/C Issuers, the Swing Line Lender or the Lenders under the Existing Credit Agreement or any other Loan Document, and, except as otherwise expressly provided herein, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b) This Agreement shall constitute a “Loan Document” and a “Revolving Credit Loan Modification Agreement” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(c) On and after the Revolving Credit Loan Modification Effective Date, the Revolving Credit Loan Modification Offer Arranger and its officers, directors, employees, agents and attorneys-in-fact (collectively, the “Agreement Arranger Related Persons”) shall have the benefit of all the exculpatory, reimbursement and indemnity provisions that are set forth in the Restated Credit Agreement or any other Loan Document for the benefit of the Administrative Agent, any other Agent or any other Agent-Related Person. Without limiting the foregoing, each L/C Issuer, the Swing Line Lender and each Lender party hereto (i) acknowledges that it has made its own analysis and decision to enter into this Agreement, and that neither the Revolving Credit Loan Modification Offer Arranger nor any other Agreement Arranger Related Person has made any express or implied representation or warranty, or shall be deemed to have any responsibility or duty, with respect to the completeness, sufficiency or performance thereof and (ii) by delivering its signature page to this Agreement shall be deemed to have acknowledged receipt of, and consented to and approved, each document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Revolving Credit Loan Modification Offer Arranger on the Revolving Credit Loan Modification Effective Date pursuant to the terms hereof.

(d) To the extent such items have not been delivered as of the Revolving Credit Loan Modification Effective Date, within 120 days after the Revolving Credit Loan Modification Effective Date, unless waived or extended by the Collateral Agent in its sole discretion, the Borrower and the applicable Domestic Guarantor shall deliver to the Collateral Agent, with respect to the Mortgage encumbering Mortgaged Property entered into prior to the Revolving Credit Loan Modification Effective Date, a mortgage amendment to such Mortgage (which amendment may be effected as part of the fourth mortgage amendment required pursuant to that certain Revolving Credit Loan Modification Agreement, dated as of May 8, 2012 (if such amendment is delivered within the time period required thereunder) or as a separate fifth mortgage amendment delivered within 120 days after the Revolving Credit Loan Modification Effective Date hereunder) (the “New Mortgage Amendment”):

(i) a “date down” endorsement to the existing Mortgage Policy (or equivalent coverage) assuring the Collateral Agent that the Mortgage encumbering the Mortgaged Property located at 5350 South Valentia Way, Greenwood Village, Colorado, as amended by the First Mortgage Amendment, as further amended by the Second Mortgage Amendment, the Third Mortgage Amendment, the Fourth Mortgage Amendment and the New Mortgage Amendment (which may be effected as part of the Fourth Mortgage Amendment), is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, free and clear of all Liens except those Liens created or permitted by this Agreement and the Collateral Documents or by the Administrative Agent or Collateral Agent, and such endorsement to such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent or Collateral Agent; and

(ii) evidence that all other actions, recordings and filings in connection with the New Mortgage Amendment that the Administrative Agent may deem reasonably necessary shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

provided that the applicable Loan Party shall not be required to deliver the foregoing items if such Mortgaged Property shall have been sold, transferred or otherwise disposed of pursuant to a Disposition permitted by Section 7.05 of the Restated Credit Agreement within 120 days after the Revolving Credit Loan Modification Effective Date.

SECTION 6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 7. Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR

INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO (OTHER THAN INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT) CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO (OTHER THAN INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

TRAVELPORT LLC, as Borrower,

by	/s/ Rochelle J. Boas
Name: Rochelle J. Boas Title: Authorized Person

TRAVELPORT LIMITED, as Holdings,

by	/s/ Rochelle J. Boas
Name: Rochelle J. Boas Title: Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent,

by	/s/ Rochelle J. Boas
Name: Rochelle J. Boas Title: Director

TDS INVESTOR (LUXEMBOURG) S.À R.L., as TDS Intermediate Parent,

by	/s/ John Sutherland
Name: John Sutherland Title: Director

UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and L/C Issuer,

by	/s/ Mary E. Evans
Name: Mary E. Evans Title: Associate Director Banking Products Services, US

by	/s/ Irja R. Otsa
Name: Irja R. Otsa Title: Associate Director Banking Products Services, US

UBS LOAN FINANCE LLC, as Swing Line Lender,

by	/s/ Mary E. Evans
Name: Mary E. Evans Title: Associate Director Banking Products Services, US

by	/s/ Irja R. Otsa
Name: Irja R. Otsa Title: Associate Director Banking Products Services, US

UBS SECURITIES LLC, as Revolving Credit Loan Modification Offer Arranger,

by	/s/ Mary E. Evans
Name: Mary E. Evans Title: Attorney-in-Fact

by	/s/ Irja R. Otsa
Name: Irja R. Otsa Title: Associate Director

SIGNATURE PAGE TO THE

REVOLVING CREDIT LOAN MODIFICATION AGREEMENT

RELATED TO THE TRAVELPORT LLC CREDIT AGREEMENT

The undersigned Lender hereby accepts the Revolving Credit Loan Modification Offer to convert all of the below identified Non-Extended Revolving Credit Commitments and Non-Extended Revolving Credit Loans into Extended 2012 Revolving Credit Commitments and Extended 2012 Revolving Credit Loans, respectively.

$44,161,202.38 Amount of Non-Extended Dollar Revolving Credit Commitments being converted into Extended 2012 Dollar Revolving Credit Commitments

$18,210,214.30 Amount of Non-Extended Alternative Currency Revolving Credit Commitments being converted into Extended 2012 Alternative Currency Revolving Credit Commitments

TRAVELPORT FINANCE INC.

By	/s/ Rochelle J. Boas
Name: Rochelle J. Boas Title: Senior Vice President and Secretary

SCHEDULE 2.01

TO REVOLVING CREDIT LOAN MODIFICATION AGREEMENT

RELATED TO THE TRAVELPORT LLC CREDIT AGREEMENT

Schedule 2.01

Revolving Credit Commitments

[As distributed to each individual Lender]